UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            May 5, 2007

SIGN MEDIA SYSTEMS, INC.
(Exact name of registrant as specified in its in its charter)

Florida           0-50742        02-0555904
(State or other jurisdiction of incorporation)                                                              Commission  File Number                                              (IRS Employer Identification No.)

2100 19th Street, Sarasota, FL                                                                                                                                             34234
(Address of principal executive offices)                                                                                                                               (Zip Code)

Issuer’s telephone number including Area Code   (941) 330-0336

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Not Applicable.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 5, 2007, the Company’s Board of Directors accepted the resignation of Stephen MacNamara as a Director of the Company. Neither the Company nor any executive officer of the Company knows of any disagreement between the Company and Mr. MacNamara on any matter relating to the Company’s operations, policies or practices, accounting principles or practices, financial statement reporting, or auditing scope or procedure or any other matter involving the conduct of the Company. Attached hereto is a copy of Mr. MacNamara resignation.

Exhibits:       Exhibit 17:
                                                                                                Letter on Director Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:
Date: June 18, 2007                                                                                               SIGN MEDIA SYSTEMS, INC.

                                                                                                                                By: s/s Antonio F. Uccello, III
    Antonio F. Uccello, III, President
    and Chief Executive Officer

EXHIBIT 17

LETTER ON DIRECTOR’S RESIGNATION

Stephen MacNamara
1071 Myers Park Drive
Tallahassee, FL 32301
850-877-5492

May 4, 2007

Antonio F. Uccello
Chairman of the Board of Directors
Sign Media Systems, Inc.
2100 19th Street
Sarasota, FL 34234

Subject: Resignation as Director of Sign Media Systems, Inc.

Dear Mr. Uccello:

Due to personal family reasons, I regretfully request that you accept this letter as my resignation as Director for Sign Media Systems, Inc. (the “Company”) effective immediately.

My resignation is due solely to personal family reasons and I have no disagreements with management or any other Director on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any matter involving the conduct of the business of the company or otherwise.

Sincerely,
s/s Stephen R. MacNamara